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                                                                   Exhibit 10(d)

       SUBJECT TO THE APPROVAL OF THE STOCKHOLDERS AT THEIR ANNUAL MEETING
                                ON APRIL 21, 1994

                              THE GILLETTE COMPANY
                      OUTSIDE DIRECTORS' STOCK OWNERSHIP PLAN



1.     PURPOSE.

        The purpose of The Gillette Company Outside Directors' Stock Ownership Plan (the "Plan") is to advance the interests of the Company and its shareholders by helping to attract and retain highly qualified outside directors and providing compensation which aligns the interests of the directors with those of the shareholders. The Plan shall be interpreted and implemented in a manner so that eligible directors will not fail, by reason of the Plan or its implementation, to be "disinterested persons" within the meaning of Rule 16(b)3 of the Securities Exchange Act of 1934, as such Rule and such Act may be amended.

2.     DEFINITION.

        Unless the context clearly indicates otherwise, the following terms when used in the Plan shall have the meanings set forth in this section:

        a. "Board of Directors" shall mean the Board of Directors of the Company.

        b. "Company" shall mean The Gillette Company, a Delaware corporation, or its successor.

        c. "Director" shall mean any member of the Board of Directors of the Company who is not also an employee or officer of the Company or any of its affiliates and who serves as a director on or after January 1, 1994.

        d. "Common Stock" shall mean the shares of common stock of the Company, $1 par value per share.

        e. "Dividend Reinvestment Plan" shall mean the Dividend Reinvestment and Stock Purchase Plan maintained by the Company's transfer agent for the Company's Common Stock.

        f. "Retainer(s)" shall mean the annual retainer(s) paid quarterly, in advance, to each Director for services on the Board of Directors.

3.     SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

        Common Stock may be shares of the Company's authorized but unissued Common Stock, treasury shares of Common Stock or shares of Common Stock purchased on the open market.





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4.    ELIGIBILITY.

        Only Directors of the Company shall participate in the Plan.

5.    ACQUISITION OF COMMON STOCK.

        With respect to all Director Retainers earned for Board service on and after January 1, 1994, payment of fifty percent of all Retainers shall be made in the form of Common Stock in accordance with provisions set out below and further administrative procedures to be determined by the Personnel Committee of the Board of Directors of the Company.

        In the event that Common Stock is to be purchased on the open market on behalf of the Director, the Company shall, on the first business day of each quarter, transfer a sum of money for each Director equal to fifty percent of his or her quarterly Retainer to an account established in the name of each Director under the Dividend Reinvestment Plan. Such Retainers shall be used to purchase Common Stock and the dividends paid thereon also shall be invested in Common Stock all in accordance with the terms of the Dividend Reinvestment Plan.

        In the event that Common Stock is to be issued by the Company from its authorized but unissued shares or from its treasury, the value of the shares shall be based upon the average of the high and low prices for the Common Stock as reported on the New York Stock Exchange composite index on the date that the shares would otherwise have been purchased under the Dividend Reinvestment Plan. Shares issued by the Company are to be deposited in the Director's account under the Dividend Reinvestment Plan.

        Notwithstanding the above, 50% of the Retainer(s) for Board service payable on January 1 and April 1, 1994 shall be retained by the Company and shall be used to purchase Common Stock on the open market on April 25, 1994 subject to approval of the Plan by the shareholders. Such shares shall be deposited in the Dividend Reinvestment Plan account established for each Director under this plan.

        When a Director's service as a Director of the Company ceases the Director may continue or terminate participation in the Dividend Reinvestment Plan.



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6.     GENERAL PROVISIONS.

        a. No Director and no beneficiary or other person claiming under or through such Director shall have any right, title or interest by reason of this Plan or any share of Common Stock to any particular assets of the Company. The Company shall not be required to establish any fund or make any other segregation of assets to assure the award of Common Stock hereunder.

        b. No right under the Plan shall be subject to anticipation, sale, assignment, pledge, encumbrance or charge except by will or the law of descent and distribution.

        c. Notwithstanding any other provision of the Plan or agreements made pursuant hereto, the Company shall not be required to issue, purchase or deliver any certificate for shares of Common Stock under this Plan prior to fulfillment of all of the following conditions:

            1. Any required listing or approval upon notice of issuance or purchase of such shares on any securities exchange on which the Common Stock may then be traded.

            2. Any registration or other qualification of such shares under any state or federal law or regulation or other qualification which the Board of Directors shall upon the advice of counsel deem necessary or advisable.

            3. The obtaining of any other required consent or approval or permit from any state or federal government agency.

        d. In no event shall the Company be required to issue a fractional share hereunder.

        e. The issuance to or purchase of shares for Directors or their legal representatives shall be subject to any applicable taxes or other laws or regulations of the United States of America or any state having jurisdiction thereover.



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7.   ADMINISTRATION.

        This Plan shall be administered by the Personnel Committee of the Board of Directors of the Company. The Committee shall have the authority, consistent with the Plan to adopt, amend and rescind rules and regulations for the administration of the Plan and for its own acts and proceedings and decide all questions and settle all controversies and disputes which may arise in connection with the Plan. The Personnel Committee may delegate any or all responsibilities assigned to it. All decisions, determinations and interpretations of the Personnel Committee or its delegates with respect to the exercise of their respective responsibilities shall be binding on all parties concerned.

8.   EFFECTIVE DATE; TERMINATION AND AMENDMENT.

      a. This Plan shall become effective upon its approval by the holders of an affirmative majority of the votes properly cast at the 1994 Annual Meeting of the shareholders of the Company. The term of the Plan shall be indefinite.

      b. The Board of Directors may terminate the Plan or make such modifications or amendments to the Plan as it may deem advisable, provided, however, that the Board of Directors may not amend the Plan:

          (1) more often than once every six months, other than to comply with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder; and

          (2) without the approval of the shareholders of the Company if such approval is required to maintain the Plan's compliance under
               Section 16 of the Securities and Exchange Act or is otherwise required pursuant to any applicable law or rule.